THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH HEREIN.


                                     WARRANT

FOR VALUE RECEIVED, Phasecom Inc., a Delaware corporation (the "Company"), hereby grants to Biblica Investment Limited, a British Virgin Islands company ("Holder"), effective as of the 2nd day of June, 1999, the right to purchase from the Company up to Four Hundred and Twenty Five Thousand (425,000) shares of Common Stock of the Company (taking into account the 2-for-1 stock split of the Company effective February 13, 1998) (the "Warrant Shares") subject to the following terms and conditions:

1. TERM. Subject to the terms and conditions set forth herein, this Warrant may be exercised in whole or in part, at any time during the period from the date of issuance of this Warrant through December 31, 2001 (the "Exercise Period").

2. EXERCISE PRICE. The exercise price for each Warrant Share purchasable hereunder shall be Fifteen Cents (US$0.15) (the "Warrant Exercise Price").

3. EXERCISE OF WARRANT. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time before the end of the Exercise Period by surrender of this Warrant at the principal office of the Company in Cupertino, California (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in immediately available funds in United States Dollars. Certificates representing the Warrant Shares purchased hereunder shall be delivered to the Holder within thirty (30) business days after the later of (i) the date on which this Warrant shall have been exercised as aforesaid or (ii) the date the Company obtains all necessary governmental consents or approvals, if any, required to consummate the transactions contemplated herein, but Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered.

4. FRACTIONAL INTEREST. The Company shall not be required to issue any fractional shares of Common Stock on the exercise of this Warrant.

5. WARRANT CONFERS NO RIGHTS OF SHAREHOLDER. Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares, and payment of the Warrant Exercise Price.

6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Warrant and the issuance and transfer of Warrant Shares shall be subject to compliance by the Company and Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Further, the Company may require as a condition of transfer of any Shares pursuant to any exercise of the Warrant that the Holder furnish a written representation that he is purchasing or acquiring the Warrant Shares for investment and not with a view to resale or distribution to the public. The Holder hereby represents and warrants that he understands that the Warrant Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Warrant Shares must be in compliance with the registration requirements of the Securities Act, or an exemption therefrom, and with the requirements of any applicable "Blue Sky" laws. Each certificate representing Warrant Shares shall bear the legends set forth below and with any other legends that may be required by the Company or by any Federal or state securities laws:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES THEREUNDER, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.

     Holder understands that the Company is under no obligation to register or qualify the Warrant Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

7.   RESTRICTIONS ON TRANSFER RE: REGULATION S

     7.1 NOT A "U.S. PERSON" The Holder hereby certifies that (i) he is not a "U.S Person" as defined under Rule 902, Section (o) of Regulation S promulgated under the Securities Act and is not acquiring the Securities for the account or benefit of any U.S. Person, and (ii) he is acquiring the Warrant Shares in an "offshore transaction" as defined under Section (i) of such Rule 902.

     7.2. TRANSFER RESTRICTIONS The Company shall not register any transfer of the Warrant Shares not made pursuant to a valid registration statement, an exemption therefrom, or in accordance with the provisions of Regulation S. In addition to any other restrictions on transfer set forth in this Warrant Agreement, the Holder agrees to transfer the Warrant Shares only (i) in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and (ii) in accordance with any applicable state securities laws. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to and the Holder warrants and represents the following:

          7.2.1. Holder shall not sell the Warrant Shares to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for a period of at least one (1) year after the purchase of the Warrant Shares or under certain conditions not less than forty (40) days after the Company becomes a reporting issuer as that term is defined in the Securities and Exchange Act of 1934, as amended.

          7.2.2. Any other offer or sale of the Warrant Shares shall be made only if any subsequent purchaser certifies in writing that it is not a U.S. Person and is not acquiring the Warrant Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased the Warrant Shares in a transaction that did not require registration under the Securities Act; and

          7.2.3. Any transferee of the Warrant Shares shall agree in writing to resell the Warrant Shares only in accordance with the provisions of Regulations S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     7.3. COMPLIANCE. To the best knowledge of the Company, it is issuing the Warrant pursuant to Regulation S and has complied with its terms. The Company undertakes to use its best efforts in order to assist the Holder in disposing of the Shares pursuant to, and in compliance with, Regulation S.

8.   HOLDER'S WARRANTIES AND REPRESENTATIONS

     Holder represents and warrants that (a) the Warrant Shares being purchased upon the exercise of the Warrant are purchased for its own account for investment, and not with a view to the resale or distribution thereof; (b) the Company, or one of its officers or Directors, has provided Holder with sufficient knowledge of the character, business acumen, and general business and financial circumstances of the individuals controlling the Company; (c) he has sufficient business and financial experience to permit him to protect his own interests in connection with his purchase hereunder; (d) he is aware that the Warrant Shares have not been registered under the Act, or qualified under the Israeli Securities Law of 1968, as amended, or the Delaware Corporation Laws, as amended;

9.   MARKET STAND-OFF

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Holder shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Warrant Shares acquired under this Warrant Agreement without the prior written consent of the Company or its underwriters.

10. RESERVATION OF SHARES. The Company agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of Common Stock to provide for the exercise of the rights represented hereby.

11. ADJUSTMENT FOR RE-CLASSIFICATION OF CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or re-classification. If the Company's Common Stock are subdivided into a greater number of Common Stock the Exercise Price for the Warrant Shares shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if the Company's Common Stock are combined into a smaller number of Common Stock, the Exercise Price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

12.  NONTRANSFERABILITY OF WARRANT

     The Warrant may not be transferred in any manner and may be exercised during the lifetime of Holder only by Holder.

13.  TAX MATTERS

     Holder shall bear any and all tax consequences which may result in connection with the grant of the warrant and/or the exercise thereof and all such taxes, if any, shall be paid solely by Holder. Holder shall indemnify the Company or any subsidiary or parent company thereof, and hold each of them harmless, against and from any liability for any of the above-mentioned taxes, or any other tax, in any jurisdiction, relating to the grant or exercise of the Warrant or the sale or other disposition of any or all of the Warrant Shares, and for any penalties, interest or linkage differentials in respect of any such tax.

14.  SUCCESSORS AND ASSIGNS

     Except as otherwise provided herein, this Agreement, and all terms hereof, shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators or assigns.

15.  ENTIRE AGREEMENT

     This Agreement and all exhibits hereto and therein constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, undertakings, negotiations and discussions, whether oral or written.

16.  NOTICES

     All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or five (5) business days (including Saturday) if sent by first class airmail, return receipt requested or the next business day if sent by Telefax, Express Mail, Federal Express or similar service, addressed, if to the Company, to its U.S. counsel Bay Venture Counsel, LLP Lake Merritt Plaza Building 1999 Harrison Street, Suite 1300 Oakland, California, 94612 (telephone 510-273-8750; and facsimile 510-834-7440), and if to a Holder, to his address as it appears on the Company's records.

17.  GOVERNING LAW

     This Agreement shall be governed by and construed solely in accordance with the laws of the State of California as such laws are applied to agreements between

     California residents entered into and to be performed entirely within California. In the event of any controversy or claim arising out of or relating to this agreement, or breach thereof, the parties may apply solely to the compatible courts in the state of California.

18.  ACCEPTANCE

     HOLDER HAS READ AND UNDERSTANDS THE TERMS AND PROVISIONS OF THIS WARRANT AGREEMENT, AND ACCEPTS THE WARRANT SUBJECT TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                                [SEAL]


                                          /s/ Yehuda Atai
----------------------                    ------------------------------------
PHASECOM INC.                             BIBLICA INVESTMENT LIMITED
Delaware Corporation                      British Virgin Island Company



By:  /s/ Stephen P. Pezzola           By:               Yehuda Atai
    -----------------------                        ---------------------------